POWER OF ATTORNEY

The undersigned officers and directors of BlackRock Preferred Partners LLC (the "Fund"), do constitute and appoint John Perlowski, Anne Ackerley, Neal Andrews, Ira P. Shapiro, Jay M. Fife, Janey Ahn, Benjamin Archibald and Noah Gellner, and each of them, his or her true and lawful attorneys and agents (the "Agents"), each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officer or director a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Fund pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act"), and any other filings in connection therewith, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Fund or the registration or offering of the Fund's interests or shares of limited liability company units, as applicable; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

STATE OF NEW YORK, COUNTY OF	ss.:	ACKNOWLEDGMENT

On                  before me, the undersigned, personally appeared

personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

______________________________________________
(signature and office of person taking acknowledgment)

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the  ____ day of ____________, 2011.

Signature	Title

/s/ Kathleen F. Feldstein
Kathleen F. Feldstein	Director